                                                                    Exhibit 10.9

                               MUTUAL RELEASE AND
                           INDEMNIFICATION AGREEMENT

                  This Mutual Release and Indemnification Agreement (the "AGREEMENT") is made and entered into this 31ST day of December, 1999 by and between Advanced Lighting Technologies, Inc., an Ohio corporation ("ADLT") and Louis S. Fisi ("FISI").

                  WHEREAS, ADLT and Fisi have entered into a Consulting Agreement dated as of the date hereof for a period of Duration from January 1, 2000 to June 30, 2004 (the "CONSULTING PERIOD"); and

                  WHEREAS, prior to entering the Consulting Agreement, ADLT employed Fisi as a full-time employee and executive officer and pursuant to his executive compensation received certain benefits under a split dollar insurance program; and

                  WHEREAS, ADLT and Fisi mutually desire to terminate Fisi's employment and to resolve all rights and obligations of the parties hereof pursuant to the terms of this Agreement.

                  NOW THEREFORE, the parties hereto, for good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

                  1. TERMINATION. ADLT and Fisi hereby mutually terminate Fisi's employment by ADLT effective as of December 31, 1999 (the "TERMINATION DATE")

                  2. COMPENSATION; CERTAIN ADDITIONAL BENEFITS. In connection with Fisi's termination and as additional consideration for the release of any claims that Fisi may have against ADLT related to his employment relationship, ADLT has transferred to Fisi all right, title and interest in and to each, every and all benefits under certain split dollar insurance contracts and policies and agrees to release, indemnify and hold Fisi harmless against any claims for premiums, death benefits, costs, encumbrances or rights of offset under the split dollar agreements. ADLT and Fisi hereby agree that said consideration is compensation for services rendered to ADLT by Fisi and for the confidentiality covenant and the non-competition covenants set forth in Sections 3 and 5, respectively, herein below.

                  3. CONFIDENTIALITY.

                  (a) For valuable consideration provided in Section 2 hereof, Fisi shall not disclose, divulge, discuss, copy or otherwise use or suffer to be used any confidential and secret information with regard to the business, operations, customer lists, properties, accounts, books and records, data, operating results, sales, know-how, techniques for sales, marketing, products, customers, agreements with customers, suppliers, costs and financial data, memoranda, methods, devices, equipment, processes, procedures, formulas, pricing and other similar corporate properties of ADLT or its subsidiaries (collectively "Trade Secrets"). Fisi hereby recognizes and agrees that the Trade Secrets are valuable, special and unique assets of ADLT's business and that the disclosure or improper use of such Trade Secrets shall cause serious and irreparable injury to ADLT, unless and until such information is in or shall enter the public domain; provided, however, that if the same is in or shall enter the public domain as the result of Fisi's act, then Fisi shall continue to keep such Trade Secrets secret and confidential.

                  (b) On or before the Termination Date, Fisi shall return any and all documents containing any Trade Secrets to ADLT.

                  (c) Fisi shall not disclose the contents and substance of this Agreement to any natural person or legal entity except that Fisi is permitted to disclose the terms of this Agreement to members of Fisi's immediate family, and his financial, legal and tax-planning advisors, as necessary. In the event that Fisi reveals the material terms of this Agreement to members of his immediate family, and/or to his advisors, said person or person shall be instructed that this is a private settlement and that the terms of this Agreement may not be revealed to any other person for any reason whatsoever during the term of this Agreement. As a matter of course, Fisi may disclose the terms of this Agreement in response to any inquiry by the Internal Revenue Service or other taxing authority.

                  (d) Fisi agrees that he will not contact any employee or representatives of ADLT regarding this Agreement, nor discuss its content or the events regarding the termination of his employment. In the event ADLT determines that Fisi has violated this provision of non-contact, all contracts with and offers of ADLT of benefits beyond the date of termination shall be terminated or withdrawn.

                  (e) Fisi acknowledges that he has signed and delivered to ADLT a confidentiality agreement, and that Fisi shall continue to abide by the terms and conditions of such confidentiality agreement.

                  (f) The obligations of Fisi under this Section 3 shall survive the termination of this Agreement.

                  4.  MUTUAL RELEASES, INDEMNIFICATIONS, AND COVENANTS NOT TO
                      SUE.

                  (a) Fisi, for the valuable consideration provided in Section 2 hereof, with the intention of binding him, his agents, assigns, attorneys and his heirs, executors, administrators and personal representatives, hereby expressly releases and forever discharges ADLT and its successors, assigns and all related entities, and all the shareholders, agents, employees, directors, officers and representatives of all said entities from all claims, expenses, and/or damages under any federal or state statute and/or constitution and for all claims, demands, damages, actions, causes of action, or suits at law or in equity of whatsoever kind or nature which any person or corporation bound hereby can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the date hereof, even though now unexpected and unknown, including without limitation, any claim for back pay, damages (consequential, incidental, compensatory, punitive or liquidated), attorney fees or costs arising out of or relating to:

                  (i) the employment relation between Fisi and ADLT, including ADLT's obligation under any split dollar insurance contracts or policies;

                  (ii) the possession, taking, controlling, using, wasting, losing or in any way accounting for property of ADLT by Fisi; and

                  (iii) any and all claims against ADLT or against Fisi whether known or unknown relating to anything or event prior to the date hereof.

                  Fisi further covenants not to sue, or hereafter pursue or prosecute any claim whatsoever which in any way relates to or arises from the matters described in Sections 4(a) (i), (ii) or (iii). Fisi will indemnify and hold harmless ADLT, its successors, assigns and all related entities, and the shareholders, agents, employees, officers and representatives of all of said entities from any such claims, including but not limited to Title VII of the Civil Rights Act of 1964, or the Age Discrimination in Employment Act, Ohio Age Discrimination Act, severance pay, sick leave, holiday pay, vacation pay, life insurance, medical insurance, or any other fringe benefits of ADLT, or workers' compensation or disability claims.

                  (b) Subject to and conditioned upon Fisi's compliance with Sections 3 and 5 hereof, ADLT, for the valuable consideration undertaken by Fisi and recited in Section 2 hereof, with the intention of binding it, and its successors, assigns and all related entities, and the shareholders, agents, employees, officers and representatives of all said entities, does hereby expressly release and forever discharge Fisi, his agents, assigns, attorneys, heirs, executors, administrators and personal representatives from all claims, expenses and/or damages under any federal or state statute and/or constitution and for all claims, demands, damages, actions, causes of action, or suits at law or in equity of whatsoever kind or nature which any person or corporation bound hereby can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the date hereof, event though now unexpected and unknown, including without limitation, any claim for back pay, damages (consequential, incidental, compensatory, punitive, or liquidated), attorney fees or costs in arising out of or relating to:

                  (i) The employment relation between Fisi and ADLT, including ADLT's obligation under any split dollar insurance contract or policy; and

                  (ii) The possession, taking, controlling, using, wasting, losing or in any way accounting for property of ADLT by Fisi; and,

                  (iii) Any and all claims against ADLT or against Fisi whether known or unknown relating to anything or event prior to the date hereof.

                  ADLT further covenants not to sue, or hereafter pursue or prosecute any claim whatsoever which in any way relates to or arises from the matters described in Sections 4 (b) (i), (ii) and (iii). ADLT will indemnify and hold harmless Fisi, his agents, assigns, attorneys, heirs, executors, administrators and personal representatives, from any such claims. ADLT shall likewise indemnify and hold Fisi harmless for any obligations of ADLT to pay the premiums and otherwise maintain the split dollar life insurance policies in the name of Fisi as insured and hereby agrees to maintain such policies until the obligations thereunder are satisfied.

                  (c) This Agreement is both individually and jointly effective as to all persons and corporations hereby released and all other persons, firms, corporations or entities succeeding to it, him, or them from all claims, expenses and/or damages under any federal or state statute and/or constitution and for all claims, demands, damages, actions, causes of action, or suits at law or in equity of whatsoever kind or nature which any person or corporation bound hereby can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the date hereof, even though now unexpected and unknown, including without limitation, any claim for back pay, damages (consequential, incidental, compensatory, punitive or liquidated), attorney fees or costs arising out of or relating to:

                  (i) The employment relation between Fisi and ADLT, including ADLT's obligation under any split dollar insurance contract or policy; and,

                  (ii) The possession, taking, controlling, using, wasting, losing or in any way accounting for property of ADLT by Fisi; and,

                  (iii) Any and all claims against ADLT or against Fisi whether known or unknown relating to anything or event prior to the date hereof.

                  (d) It is intended that this release and discharge shall be broadly construed to encompass any and all claims one party herein may have, on its part, against any other party, on its part, and specification of the claims herein is by way of example and is not to be construed to limit the effect of this release and discharge.

                  5.  NON-COMPETITION AND RELATED MATTERS.

                  (a) NON-COMPETE. Fisi agrees that, for a period of one (1) year beginning after the Consulting Period and continuing through June 30, 2005, Fisi will not render services within the continent of North America, directly or indirectly, individually or collectively, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or act as an employee, or agent to any Conflicting Organization.

                  (b) ACKNOWLEDGMENT OF REASONABLENESS AND SEVERABILITY. Fisi acknowledges and agrees that the type and periods of restrictions imposed in this Agreement are fair and reasonable, and that such restrictions are intended solely to protect the legitimate interest of ADLT, rather than to prevent Fisi from earning a livelihood. Fisi recognizes that ADLT competes with other organizations in the business of designing, marketing and manufacturing metal halide lamps and any other work as may have been required or defined by the Board of Directors, and that his access to Confidential Information and other proprietary information could be used to the detriment of ADLT. In the event that any restriction set forth in this Agreement is determined to be overly broad with respect to scope, time or geographic coverage, Fisi agrees that such a restriction or restrictions should be modified and narrowed, either by a court or by an arbitrator mutually agreeable to the parties hereof, so as to preserve and protect the legitimate interests of ADLT as described in this Agreement, and without negotiating or impairing any other restrictions, covenants, or agreements set forth herein.

                  (c) DEFINITIONS. As used herein, the following terms shall have the following meanings:

                           (i)      "BUSINESS" shall mean the primary business
of ADLT which is the design, manufacture and marketing of metal halide fixtures, lamps and components thereto.

                           (ii)     "CONFIDENTIAL INFORMATION" shall mean
information in any form, which is generally not known to the public, and/or is proprietary to ADLT, including without limitation trade secret information about the Business, and also including information relating to research, development, manufacture, purchasing, accounting, engineering (in any form, including software designs), marketing, merchandising, selling, leasing, servicing, finance and business systems and techniques and information used by the ADLT or received by ADLT on a confidential basis from any third party, and customer lists. All information disclosed to Fisi, or to which Fisi has access, whether originated by Fisi or by others, during the period of his relationship with ADLT, which Fisi on a reasonable basis believe to be Confidential Information, or which is treated by ADLT as being Confidential Information, shall be presumed to be Confidential Information.

                           (iii)    "CONFLICTING BUSINESS" shall mean any
business, process, system or service of any person or organization other than ADLT, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, the business or any process, system or service concerning the Business (in either sales or non-sales capacity), or about which Fisi acquires Confidential Information.

                           (iv)     "CONFLICTING ORGANIZATION" shall mean any
person or organization which is engaged in or about to become engaged in, research on or development, marketing, leasing, selling or servicing of a Conflicting Business.

                  6. CONTINUED SERVICES OF FISI. Beginning on the Termination Date, Fisi shall perform and complete various projects pursuant to the terms of the Consulting Agreement entered into on date even herewith.

                  7. FISI'S REPRESENTATIONS AND WARRANTIES. Fisi represents and warrants to ADLT the following:

                  (a) The execution of this Agreement by Fisi shall constitute acknowledgment of his separation from employment as of the Termination Date together with termination of his status as an officer of various ADLT subsidiaries.

                  (b) The consideration given to Fisi hereunder does not constitute an admission on the part of ADLT in any claim advanced or which could be advanced based on events prior to the date hereof, and Fisi hereby expressly releases and discharges ADLT from any such claims and all claims recited at
Section 4. Liability of any and all persons and/or corporations released hereby is expressly denied by Fisi.

                  8. ENFORCEMENT OF THIS AGREEMENT. In the event of any breach by either of the parties of any of the terms, covenants, provisions, obligations and/or conditions of this Agreement, the injured party shall be entitled, if such party so elects: (i) to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for the breach of any of the terms, covenants, provisions, obligations or conditions of this Agreement; and (ii) to take any and all other action and seek any and all other remedies available at law or in equity in addition to the actions and remedies set forth in this Agreement. The taking of any action or the seeking of any remedy by either the parties pursuant to this Agreement shall not be exclusive of nor constitute the waiver of any other action or remedy available at law or in equity to either of the parties.

                  9.  MISCELLANEOUS.

                  (a) This is the full agreement between the parties hereto and the terms are contractual. Any oral or written understandings or agreements between the parties relating to the subject matter herein are integrated into and superseded by this Agreement. Executed counterparts of this document are considered originals.

                  (b) Any party may waive or excuse the failure of any party to perform any of the provisions of this Agreement; provided, however, that any such waiver shall not preclude the enforcement of this Agreement in whole or part. Such waiver shall be in a writing signed by the party waiving such performance.

                  (c) The parties to this Agreement expressly waive and relinquish all rights and benefits afforded by any federal, state, and/or local statute, law, or regulation regarding a prohibition and/or limitation concerning general releases. The parties do so understanding the significance and consequence of such specific waiver.

                  (d) The parties acknowledge that the actual damage that ADLT could or might suffer as a result of any material breach of the provisions contained in this Agreement would be difficult, if not impossible, to calculate and therefore this Agreement shall be enforceable by injunction in a court of competent jurisdiction.

                  (e) This Agreement shall interpreted and construed in accordance with the laws of the State of Ohio.

                  (f) It is further understood and agreed that the execution of this Agreement and the payment hereunder does not constitute an admission of fault or responsibility for any claims relating to the termination of Fisi's employment, and it will not be used as an element of evidence in any civil action.

                  (g) If a court of competent jurisdiction should determine that any provision of this Agreement is invalid or unenforceable, such determination shall not affect the validity or enforceability of the other provisions of this Agreement, which provisions are severable. If any provision of this Agreement shall be unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  (h) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest and assigns.

                  10. ACKNOWLEDGMENT BY FISI.

                  (a) Fisi hereby acknowledges that he has read the foregoing Agreement, and understands the contents thereof, including but not limited to Fisi's release against ADLT, and states that he has studied and considered the provisions herein and that he voluntarily signs this Agreement as his own free act and deed.

                  (b) NOTICE: READ BEFORE YOU SIGN. THIS AGREEMENT CONTAINS A RELEASE. YOU ARE HEREBY ADVISED THAT YOU SHOULD CONSULT AN ATTORNEY.

                  Fisi affirms that he is entering into this Agreement knowingly and voluntarily in order to receive the consideration described above. Fisi understands that ADLT would not provide such consideration without his voluntary consent to this Agreement. In making his decision, Fisi recognizes that he has the right to seek advice and counsel from others, including an attorney. Fisi acknowledges that he has had the opportunity to seek independent legal counsel concerning the meaning and effect of this Agreement. Fisi has seven (7) days following the execution of this Agreement to revoke said Agreement. This Agreement shall not become effective or enforceable until this seven (7) day revocation period has expired. If Fisi revokes this Agreement, he shall do so in writing and shall return this document to Company and all terms of the Agreement shall be void and of no force and effect.

                            [Signatures on next page]

         WITNESS the due execution hereof as of the day and year first above written.

                           ADVANCED LIGHTING TECHNOLOGIES, INC.

                           By:       /s/ Wayne R. Hellman
                                     -------------------------------------------
                           Name:     Wayne R. Hellman
                                     -------------------------------------------
                           Its:      Chairman, Chief Executive Officer
                                     -------------------------------------------
                           Address:     32000 Aurora Road
                                        Solon, Ohio 44139

                               /s/ LOUIS S. FISI
                           -----------------------------------------------------
                           LOUIS S. FISI, Individually
                           Address:     3486 Muirwood Lane
                                        Richfield, Ohio 44286